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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):

                               OCTOBER 25, 2001

                          ENEX RESOURCES CORPORATION
            (Exact name of Registrant as specified in its charter)

           DELAWARE                    000-09378                93-0747806
-------------------------------    ----------------         ------------------
 (State or other jurisdiction      (Commission File           (IRS Employer
      of incorporation)                 Number)             Identification No.)

              700 Milam Street, Suite 1100,  Houston, Texas 77002
             (Address of principal executive offices and zip code)

                                (713) 821-7100
              Registrant's telephone number, including area code

ITEM 5 - OTHER EVENTS

     Enex Resources Corporation ("Enex") announced October 25, 2001, that it has entered into a definitive merger agreement with 3TEC Energy Corporation ("3TEC"). Pursuant to the terms of the merger agreement, 3NEX Acquisition Corporation, a wholly-owned subsidiary of 3TEC, will merge with Enex, with Enex being the surviving corporation. Closing is subject to customary closing conditions and approval by Enex stockholders. A special meeting of Enex stockholders is expected to be held December 10, 2001.

     If the merger is approved by the Enex stockholders, each share of Enex common stock (other than shares owned by 3TEC) will be converted into the right to receive $14.00 per share in cash.

     The October 25, 2001 press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.
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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed herewith:

99.1  Press Release issued by the Registrant on October 25, 2001


                                  SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Enex Resources Corporation
                                      (Registrant)

Date: October 26, 2001                By: /s/ Floyd C. Wilson
                                         ----------------------
                                         Floyd C. Wilson
                                         Chief Executive Officer and Chairman
                                         of the Board



                               INDEX TO EXHIBITS

99.1  Press Release dated October 25, 2001.